EXHIBIT 10.1

FOURTH AMENDMENT

SPECTRA ENERGY CORP DIRECTORS’ SAVINGS PLAN

THIS FOURTH AMENDMENT is made this 22nd day of February 2010, by Spectra Energy Corp, a Delaware corporation (the “Company”), and amends the Spectra Energy Corp Directors’ Savings Plan originally adopted by the Company and effective as of December 18, 2006 (the “Plan”), and as amended from time to time thereafter, in order to provide for the elimination of the DECS Investment Option.

The Plan is hereby amended, effective as of January 1, 2010, as follows:

1.    Section 4.4(iii) of the Plan is amended by adding the following new paragraph to the end thereof:

Notwithstanding the above paragraph, any phantom stock units granted under the Duke Energy Corporation 1998 Long-Term Incentive Plan that are credited to a Participant’s Account on or after December 31, 2009 shall be allocated between the following deemed investment options:

(1) each unit attributable to Company common stock shall automatically be credited, on the basis of the Fair Market Value of a share of Company common stock as of the date that such unit is paid under the applicable phantom stock unit, as a share of a phantom investment in the Spectra Stock Deferral Investment Option; and

(2) each unit attributable to Duke common stock shall automatically be allocated, on the basis of the Fair Market Value of a share of Duke common stock on the date that such unit is paid under the applicable phantom stock unit, to the Participant’s Account among the phantom investment options applicable to future contribution credits as designated in accordance with the Participant’s investment direction made under Section 4.1, provided, however, if no such investment direction is in effect, then such amounts shall be automatically allocated to the Vanguard Prime Money Market Fund phantom investment option made available by the Committee pursuant to Section 4.1.

2.    Section 4.4(iv) of the Plan is amended by adding the following new paragraph to the end thereof:

Effective as of January 1, 2010, the DECS Investment Option shall no longer be available as an investment option under the Plan, and all amounts allocated thereto as of December 31, 2009 shall be reallocated to the Vanguard Prime Money Market Fund phantom investment option made available by the Committee pursuant to Section 4.1.

As amended hereby, the Plan is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this Fourth Amendment on this 23rd day of February, 2010, to be effective as of February 22, 2010.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables
Name:	Dorothy M. Ables
Title:	Chief Administrative Officer

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